Chanticleer Holdings Reports Operating Results for

Second Quarter Ended June 30, 2017

CHARLOTTE, NC – August 14, 2017 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the second quarter ended June 30, 2017.

Financial Highlights of the Second Quarter

●	Revenue increased 0.1% to $10.77 million from $10.75 million from Q2 16

● Sequential revenue growth of approximately 9% from Q1 17

●	Cost of sales as a percentage of restaurant sales was 34.0%, compared to 32.7% in the comparable quarter last year, on higher beef and chicken pricing.

●	General and administrative expenses as a percentage of total revenue improved to 10.1% from 12.8% in the comparable quarter last year

● Company has reduced G&A levels by 50% during past 2 years as a result of integration and efficiency initiatives - lowest level in company history.

● Sequential G&A reduction of approximately 21% from Q1 17

●	Operating loss from continuing operations was $1.1 million ($0.4 million excluding non-cash asset impairment charge) compared to $0.4 million in the comparable quarter last year.

●	Net loss attributable to Common Shareholders was $1.4 million, ($0.58) per share, compared to $5.0 million, ($2.35) per share in the comparable quarter last year.

● Sequential improvement from $1.7million, ($0.80) per share in Q1 17.

●	Restaurant EBITDA was $1.2 million compared to $1.4 million for the comparable quarter of last year.

● Sequential improvement of 31% from $0.9 million Q1 17.

●	Adjusted EBITDA was $246 thousand compared to $195 thousand in the comparable quarter last year.

● Sequential improvement from negative $0.3 million in Q1 17 to positive $0.2 million

●	During the quarter, the Company opened two new Little Big Burger stores in Oregon, one new BGR location in Virginia, and expects to open a total of 8 to 12 new stores during 2017.

●	The Company also announced the completion of a new $6 million financing with certain strategic investors, two of whom are partnering with the Company for the continued roll out of Little Big Burger restaurants via joint ventures and franchising. $5 million of proceeds was used to pay off, in full, the Florida Mezzanine note payable.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “We are continuing to accelerate growth of our Little Big Burger Concept. Store revenue improved sequentially from the first quarter, but were down as compared to prior year periods as we saw softer traffic particularly in our East Coast locations this spring as compared to last spring. Our new Little Big Burger restaurants opened this year are generating above average sales and outperforming our expectations, which bodes well for continued growth of the brand as we enter new markets.”

“The refinancing our debt in May provides a better foundation on which to drive growth going forward and we are evaluating several initiatives to further enhance cash flow, reduce debt levels and improve the Company’s financial position in the second half. Those initiatives include closing underperforming stores and exploring the sale of non-core assets to drive cash flow and better position the Company for future growth in the US better burger market.”

“We are excited for the growth potential of the Little Big Burger Brand and remain on track to open 8-12 new company and franchise stores this year and expect to see meaningful improvement in consolidated EBITDA levels in the second half of the year.”

Conference Call

The Company will host a webcast and conference call on Monday, August 14, 2017 at 4:30 p.m. ET to discuss its results for the second quarter ended June 30, 2017.

To access the call, dial (888)-208-1815 approximately five minutes prior to the scheduled start time. International callers please dial (719) 457-2602. To access the webcast, including the quarterly slide presentation, log in to the following participate link http://public.viavid.com/index.php?id=125865.

A replay of the teleconference will be available until September 14, 2017 and may be accessed by dialing (844) 512-2921. International callers may dial (412) 317-6671. Callers should use conference PIN: 8363268.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses.

In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-Q to be filed with the SEC on or about August 14, 2017, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), owns, operates and franchises fast casual and full service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

ir@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$377,695	$268,575
Restricted cash	275,463	-
Accounts and other receivables	330,055	524,481
Inventories	560,243	539,550
Prepaid expenses and other current assets	367,443	461,074
Assets held for sale, net	578,321	-
TOTAL CURRENT ASSETS	2,489,220	1,793,680
Property and equipment, net	10,342,514	11,513,693
Goodwill	12,540,817	12,405,770
Intangible assets, net	6,374,427	6,530,243
Investments	800,000	800,000
Deposits and other assets	509,907	442,737
TOTAL ASSETS	$33,056,885	$33,486,123

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,040,696	$5,553,068
Current maturities of long-term debt and notes payable	928,870	6,171,649
Current maturities of capital leases payable	9,294	18,449
Due to related parties	194,350	194,350
Deferred rent	106,818	173,775
TOTAL CURRENT LIABILITIES	6,280,028	12,111,291
Long-term debt, less current portion, net of discount and deferred financing costs of $2,161,422 and $0, respectively	4,533,161	287,445
Convertible notes payable, net of debt discount (premium) of ($17,156) and $46,936, respectively	3,217,156	3,678,064
Redeemable preferred stock: no par value, 62,876 and 19,050 shares issued and outstanding, net of discount of $226,089 and $0, respectively	622,737	257,175
Deferred rent	2,207,160	1,961,751
Deferred tax liabilities	1,559,074	1,485,554
TOTAL LIABILITIES	18,419,316	19,781,280
Commitments and contingencies
Common stock subject to repurchase obligation; 0 and 56,290 shares issued and outstanding, respectively	-	349,000
Stockholders' equity:
Preferred stock: no par value; authorized 5,000,000 shares; 62,876 and 19,050 issued issued and outstanding, respectively	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 2,500,534 and 2,139,424 shares, respectively	250	213
Additional paid in capital	59,996,594	55,926,196
Accumulated other comprehensive loss	(966,489)	(1,155,658)
Accumulated deficit	(45,357,031)	(42,206,325)
Total Chanticleer Holdings, Inc, Stockholder's Equity	13,673,324	12,564,426
Non-Controlling Interests	964,245	791,417
TOTAL STOCKHOLDERS' EQUITY	14,637,569	13,355,843
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,056,885	$33,486,123

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenue:
Restaurant sales, net	$10,524,787	$10,525,629	$20,177,941	$20,330,320
Gaming income, net	107,520	97,978	213,588	197,511
Management fee income	24,993	25,000	49,983	50,000
Franchise income	108,017	103,387	183,803	285,939
Total revenue	10,765,317	10,751,994	20,625,315	20,863,770
Expenses:
Restaurant cost of sales	3,579,558	3,445,116	6,770,947	6,695,086
Restaurant operating expenses	5,855,410	5,737,168	11,529,971	11,252,183
Restaurant pre-opening and closing expenses	90,761	-	105,196	7,555
General and administrative expenses	1,084,422	1,374,835	2,460,042	3,049,714
Asset impairment charge	633,962	-	633,962	-
Depreciation and amortization	602,659	577,942	1,196,039	1,148,382
Total expenses	11,846,772	11,135,061	22,696,157	22,152,920
Operating loss from continuing operations	(1,081,455)	(383,067)	(2,070,842)	(1,289,150)
Other (expense) income
Interest expense	(504,706)	(650,479)	(908,842)	(1,251,406)
Change in fair value of derivative liabilities	-	513,439	-	1,129,101
Gain (loss) on debt refinancing	267,512	-	(95,310)	-
Other income (expense)	(21)	(27,706)	12,212	(19,969)
Total other expense	(237,216)	(164,746)	(991,940)	(142,274)
Loss from continuing operations before income taxes	(1,318,672)	(547,813)	(3,062,782)	(1,431,424)
Income tax expense	(109,531)	(51,405)	(113,328)	(85,393)
Loss from continuing operations	(1,428,201)	(599,217)	(3,176,110)	(1,516,817)
Discontinued operations
Loss from discontinued operations, net of tax	-	(556,528)	-	(1,235,909)
Loss on write down of net assets	-	(3,876,161)	-	(3,876,161)
Consolidated net loss	(1,428,201)	(5,031,906)	(3,176,110)	(6,628,887)
Less: Net loss attributable to non-controlling interest of continuing operations	56,328	(21,375)	77,171	14,365
Net loss attributable to Chanticleer Holdings, Inc.	$(1,371,873)	$(5,053,281)	$(3,098,939)	$(6,614,522)
	-	-
Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(1,371,873)	$(620,592)	$(3,098,939)	$(1,502,452)
Loss from discontinued operations	-	(4,432,689)	-	(5,112,070)
Net loss attributable to Chanticleer Holdings, Inc.	$(1,371,873)	$(5,053,281)	$(3,098,939)	$(6,614,522)
Dividends on redeemable preferred stock	(27,622)	-	(51,769)	-
Net loss attributable to common shareholders of Chanticleer Holdings, Inc.	$(1,399,495)	$(5,053,281)	$(3,150,708)	$(6,614,522)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.58)	$(2.35)	$(1.40)	$(3.09)
Continuing operations attributable to common stockholders, basic and diluted	$(0.58)	$(0.29)	$(1.40)	$(0.70)
Discontinued operations attributable to common stockholders, basic and diluted	$-	$(2.06)	$-	$(2.39)
Weighted average shares outstanding, basic and diluted	2,432,313	2,152,282	2,257,767	2,143,003

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net loss	$(3,176,110)	$(6,628,887)
Net loss from discontinued operations	-	5,112,070
Net loss from continuing operations	(3,176,110)	(1,516,817)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	1,196,039	1,148,382
Asset impairment charge	633,962
Gain on debt refinancing	95,310	-
Common stock and warrants issued for services	154,318	24,510
Common stock and warrants issued for interest	-	349,000
Amortization of debt discount	408,359	726,317
Change in assets and liabilities:
Accounts and other receivables	194,426	32,395
Prepaid and other assets	26,460	140,440
Inventory	(20,693)	73,315
Accounts payable and accrued liabilities	(19,125)	502,777
Change in amounts payable to related parties	-	197,000
Derivative liabilities	-	(1,129,101)
Deferred income taxes	73,520	67,841
Deferred rent	178,453	(257,507)
Net cash provided by (used in) operating activities from continuing operations	(255,081)	358,551
Net cash used in operating activities from discontinued operations	-	(75,000)
Net cash provided by (used in) operating activities	(255,081)	283,551

Cash flows from investing activities:
Purchase of property and equipment	(984,301)	(392,829)
Cash paid for acquisitions, net of cash acquired	-	(72,215)
Proceeds from sale of investments	-	8,902
Net cash used in investing activities from continuing operations	(984,301)	(456,142)

Cash flows from financing activities:
Proceeds from sale of preferred stock	591,651	-
Payments related to sale of preferred stock	(258,153)	-
Loan proceeds	6,598,161	125,000
Payment of deferred financing costs	(293,294)
Loan repayments	(5,478,494)	(206,267)
Proceeds from convertible debt	-
Capital lease payments	(14,551)	(10,783)
Contribution of non-controlling interest	500,000	46,911
Net cash provided by (used in) financing activities from continuing operations	1,645,320	(45,139)
Effect of exchange rate changes on cash	(21,355)	(23,474)
Net increase (decrease) in cash and restricted cash	384,583	(241,204)
Cash and restricted cash, beginning of period	268,575	1,224,415
Cash and restricted cash, end of period	$653,158	$983,211

Chanticleer Holdings, Inc. and Subsidiaries

Reconcilation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Consolidated net loss	$(1,428,201)	$(599,217)	$(3,176,110)	$(1,516,817)
Interest expense	504,706	650,479	908,842	1,251,406
Income tax	109,531	51,405	113,328	85,393
Depreciation and amortization	602,659	577,942	1,196,039	1,148,382
EBITDA	$(211,305)	$680,609	$(957,901)	$968,364
Restaurant pre-opening and closing expenses	90,761	-	105,196	7,555
Change in fair value of derivative liabilities	-	(513,439)	-	(1,129,101)
(Gain) loss on debt refinancing	(267,512)	-	95,310	-
Asset impairment charge	633,962	-	633,962	-
Transaction and severence related expenses	-	-	92,750	98,399
Other income (expense)	21	27,706	(12,212)	19,969
Adjusted EBITDA	$245,927	$194,876	$(42,895)	$(34,814)
General and administrative expenses	1,084,422	1,374,835	2,387,292	2,951,315
Franchise revenues	(108,017)	(103,387)	(183,803)	(285,939)
Management fee revenue	(24,993)	(25,000)	(49,983)	(50,000)
Restaurant EBITDA	$1,197,339	$1,441,324	$2,110,611	$2,580,562